UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

Five Oaks Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Madison Avenue, 19th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 257 5073

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Five Oaks Investment Corp. (the “Company”) was held on May 14, 2014. At the Annual Meeting, the following proposals, which are described in the Company’s definitive proxy statement dated April 17, 2014, were submitted to a vote of the Company’s stockholders:

1.	Election of five directors to the Board of Directors;

2.	Ratification of the appointment of Grant Thornton LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The matters submitted for a vote at the Annual Meeting and the related election results were as follows:

1.	Election of five directors, David C. Carroll, Neil A. Cummins, William Houlihan, David Oston and Thomas M. Pearce Jr., to our Board of Directors.

The five nominees were each elected to serve as a director until the next succeeding annual meeting and until their respective successor shall be duly elected and shall qualify. The voting results for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes
David C. Carroll	4,881,872	47,372	4,454,400
Neil A. Cummins	4,883,673	45,571	4,454,400
William Houlihan	4,879,823	49,421	4,454,400
David Oston	4,880,258	48,386	4,454,400
Thomas M. Pearce, Jr.	4,881,258	47,986	4,454,400

2.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2014. The proposal received the following final voting results:

For	Against	Abstain
9,270,462	27,059	86,123

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Oaks Investment Corp.

May 14, 2014	By:	/s/ David Oston
David Oston
Chief Financial Officer, Treasurer and Secretary